UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

February 25, 2016

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.

Natchez, Mississippi  39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 26, 2016, Callon Petroleum Company (the “Company” or “Callon”) entered into an agreement (the “Agreement”) with Lone Star Value Management, LLC (“Lone Star Value”), pursuant to which the Board of Directors has agreed to nominate for re-election to the Board at the 2016 Annual Meeting Michael L. Finch, Larry D. McVay and John C. Wallace for three year terms. Mr. Wallace has indicated his intent to resign upon completion of the first two years of such three year term. Lone Star Value has agreed to vote in favor of the Company’s nominees for election to the Board.

The above summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On February 26, 2016, the Company issued a press release announcing the Agreement with Lone Star Value.  The full text of the press release is set forth as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Title of Document

10.1	Agreement, dated February 25, 2016, between the Company and Lone Star Value

99.1	Press release, dated February 26, 2016, announcing the Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

February 29, 2016	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit Index

Exhibit Number	Title of Document

10.1	Agreement, dated February 25, 2016, between the Company and Lone Star Value

99.1	Press release, dated February 26, 2016, announcing the Agreement